EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
I, Terrance M. McCarthy, President and Chief Executive Officer of First Banks, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2014 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 13, 2014

By:	/s/	Terrance M. McCarthy
Terrance M. McCarthy
President and Chief Executive Officer
(Principal Executive Officer)